EXHIBIT 23.2

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on Edge Continental Inc. dated November 24, 2000 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"


Kelowna, Canada

June 8, 2001

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on Globus Wireless Ltd. dated January 18, 2001 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"


Kelowna, Canada

June 8, 2001

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on P.C.I. Marketing & Communications Inc. dated March 16, 2001 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"


Kelowna, Canada

June 8, 2001